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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 2001 with respect to the Western Multiplex Corporation's financial statements included in Western Multiplex Corporation's Form 10-K for the year ended December 31, 2000 and in Proxim's Form 8-K filed on February 14, 2002 and to all references to our firm included on or made part of this registration statement.


/s/ Arthur Andersen LLP

San Jose, California
February 14, 2002